Exhibit 3.2

BYLAWS

OF

TGR FINANCIAL, INC.

ARTICLE I

GENERAL PROVISIONS

Section 1.1. ORGANIZATION AND NAME. The corporation was formed by the filing of Articles of Incorporation with the Department of State of the State of Florida on November 18, 2011. The name of the corporation shall be “TGR Financial, Inc.” (the “Corporation”), or such other name as shall be duly approved by the Corporation and recorded.

Section 1.2. BUSINESS OFFICES. The initial principal office of the Corporation shall be located at 3560 Kraft Road, Naples, Florida 34105. The Corporation shall have such other offices in any location that the board of directors (the “Board”), shall deem to be necessary or desirable, either within or without the State of Florida.

ARTICLE II

REGISTERED OFFICES AND REGISTERED AGENTS

Section 2.1. FLORIDA. The address of the initial registered office in the State of Florida and the name of the initial registered agent of the Corporation at that address are set forth in the Articles of Incorporation. The Corporation may, from time to time, designate a different address as its registered office or a different person as its registered agent, or both; provided, however, that each designation shall become effective upon the filing of a statement of change with the Department of State of the State of Florida as required by law.

Section 2.2. OTHER STATES. In the event the Corporation desires to qualify to do business in one or more states other than Florida, the Corporation shall designate the location of the registered office in each additional state and designate the registered agent for service of process at the designated address in the manner provided by the law of each respective state in which the Corporation elects to be qualified.

ARTICLE III

SHAREHOLDERS

Section 3.1. ANNUAL MEETING. A meeting of shareholders shall be held each year for the election of directors and for the transaction of any other business that may properly come before the meeting. The time and place of the meeting shall be designated by the Board.

Section 3.2. SPECIAL MEETING. Special meetings of the shareholders, for any purpose or purposes, shall be held when directed by the Chairman, the President, or the Board, or at the request of the holders of not less than ten percent (10%) of all of the outstanding shares of the Corporation entitled to vote at the meeting.

Section 3.3. PLACE OF MEETING. The Board may designate any place, either within or without the state of Florida, as the place of meeting for any annual or special meeting of the shareholders. If no designation is made, the place of meeting shall be the principal office of the Corporation in the State of Florida.

Section 3.4. ACTION WITHOUT A MEETING.

(A) Unless otherwise provided in the Articles of Incorporation, action required or permitted to be taken at any meeting of the shareholders may be taken without a meeting, without prior notice, and without a vote if the action is taken by the holders of outstanding shares of each voting group entitled to vote on the matter having not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting at which all voting groups and shares entitled to vote were present and voted. In order to be effective, the action must be evidenced by one or more written consents describing the action taken, dated and signed by approving shareholders having the requisite number of votes of each voting group entitled to vote, and delivered to the Corporation at its principal office in the State of Florida, its principal place of business, or to the Secretary of the Corporation or another officer or agent of the Corporation having custody of the books in which proceedings of meetings of shareholders are recorded. No written consent shall be effective to take corporate action unless, within sixty (60) days of the date of the earliest dated consent delivered in the manner required by this section, written consents signed by the number of holders required to take action are delivered to the Corporation.

(B) Any written consent may be revoked before the date that the Corporation receives the required number of consents to authorize the proposed action. No revocation is effective unless in writing and until received by a person or entity authorized to receive consents under Section 3.4(A) above.

(C) A consent signed as required by this Section 3.4 has the effect of a meeting vote and may be described as such in any document. Whenever action is taken as provided in this Section 3.4, the written consent of the shareholders consenting thereto shall be filed with the minutes of proceedings of shareholders.

Section 3.5. NOTICE OF MEETING.

(A) Written or printed notice stating the place, day, and hour of the annual or special meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) nor more than sixty (60) days before the date of the meeting, either personally or by first-class mail, by, or at the direction of, the officer or other persons calling the meeting, to each shareholder of record entitled to vote at the meeting. If mailed, the notice shall be effective when mailed, if mailed postage prepaid and correctly addressed to the shareholder’s address shown in the current record of shareholders of the Corporation.

(B) When a meeting is adjourned to another time or place, it shall not be necessary to give notice of the adjourned meeting if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken; provided, however, that if the Board fixes a new record date for the adjourned meeting, a notice of the adjourned meeting shall be given as provided in this Section 3.5 to each shareholder of record on the new record date entitled to vote at such meeting. At the adjourned meeting any business may be transacted that might have been transacted on the original date of the meeting.

Section 3.6. WAIVER OF NOTICE OF MEETING. Whenever any notice is required to be given to any shareholder, a waiver in writing signed by the person or persons entitled to the notice, whether signed before, during, or after the time of the meeting and delivered to the Corporation for inclusion in the minutes or filing with the corporate records, shall be equivalent to the giving of the notice. Attendance of a person at a meeting shall constitute a waiver of: (i) lack of or defective notice of the meeting, unless the person objects at the beginning of the meeting to the holding of the meeting or the transacting of any business at the meeting; or (ii) a defective notice of a particular matter at a meeting that is not within the purpose or purposes described in the meeting notice, unless the person objects to considering the matter when it is presented.

Section 3.7. FIXING OF RECORD DATE. In order that the Corporation may determine the shareholders entitled to notice of, or to vote at, any meeting of shareholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or to demand a special meeting, the Board may fix, in advance, a record date, not more than seventy (70) days before the date of the meeting or any other action. A determination of shareholders of record entitled to notice of, or to vote at, a meeting of shareholders shall apply to any adjournment of the meeting unless the Board fixes a new record date. If no prior action is required by the Board, the record date for determining shareholders entitled to take action without a meeting is the date the first signed written consent is delivered to the Corporation under Section 3.4.

Section 3.8. VOTING PER SHARE. Except as otherwise provided in the Articles of Incorporation or by Florida law, each shareholder is entitled to one vote for each outstanding share held by them on each matter voted at a shareholders’ meeting.

Section 3.9. VOTING OF SHARES. A shareholder may vote at any meeting of shareholders of the Corporation, either in person or by proxy. Shares standing in the name of a corporation, domestic or foreign, in the name of two (2) or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, or tenants by the entireties, or held by an administrator, executor, guardian, personal representative, receiver, bankruptcy trustee, assignee for the benefit of creditors, or otherwise, may be voted in accordance with Florida law.

Section 3.10. QUORUM. Shares entitled to vote as a separate voting group may take action on a matter at a meeting only if a quorum of those shares exists with respect to that matter. Except as otherwise provided in the Articles of Incorporation or by Florida law, a majority of the shares entitled to vote on the matter by each voting group, represented in person or by proxy, shall constitute a quorum at any meeting of shareholders. If less than a majority of outstanding shares entitled to vote is represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. Once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for that adjourned meeting. After a quorum has been established at any shareholders’ meeting, the subsequent withdrawal of shareholders which reduces the number of shares entitled to vote at the meeting below the number required for a quorum, shall not affect the validity of any action taken at the meeting or any adjournment thereof.

Section 3.11. MANNER OF ACTION. If a quorum is present, action on a matter (other than the election of directors) by a voting group is approved if the votes cast within the voting group favoring the action exceed the votes cast opposing the action, unless a greater or lesser number of affirmative votes is required by the Articles of Incorporation or by Florida law.

Section 3.12. VOTING FOR DIRECTORS. Unless otherwise provided in the Articles of Incorporation, directors will be elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present. Each shareholder who is entitled to vote at an election of directors has the right to vote the number of shares owned by them for as many persons as there are directors to be elected and for whose election the shareholder has a right to vote.

ARTICLE IV

BOARD OF DIRECTORS

Section 4.1. GENERAL POWERS. Except as provided in the Articles of Incorporation or by Florida law, all corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed under the direction of, its board of directors.

Section 4.2. NUMBER, TERMS, CLASSIFICATION, AND QUALIFICATION. The Board shall initially consist of two (2) directors. The exact number of directors may, at any time and from time to time, be increased or decreased by action of either the shareholders or the Board, but no decrease in the number of directors shall have the effect of shortening the term of any incumbent director. A director must be a natural person of at least eighteen (18) years of age, but need not be a citizen of the United States of America, a resident of the State of Florida, or a shareholder of the Corporation. Each Director shall hold office until a successor has been elected and qualified or until an earlier resignation, removal from office, or death.

Section 4.3. REGULAR MEETINGS. The annual regular meeting of the Board shall be held without notice immediately after, and at the same place as, the annual meeting of the shareholders or at such other time and place as may be determined by the Board. The Board may, at any time and from time to time, provide by resolution the time and place, either within or without the State of Florida, for the holding of the annual regular meeting or any additional regular meetings of the Board without other notice than the resolution.

Section 4.4. SPECIAL MEETINGS. Special meetings of the Board may be called by the chairman of the Board, the president, or any two directors. The person or persons authorized to call special meetings of the Board may designate any place, either within or without the State of Florida, as the place for holding any special meeting of the Board called by them. If no designation is made, the place of the meeting shall be the principal office of the Corporation in Florida. Notice of any special meeting of the Board may be given by any reasonable means, oral or written, and at any reasonable time before the meeting. The reasonableness of notice given in connection with any special meeting of the Board shall be determined in light of all pertinent circumstances. It shall be presumed that notice of any special meeting given at least two (2) days before the meeting either orally (by telephone or in person), or by written notice delivered personally or mailed to each director at their business or residence address, is reasonable. If mailed, the notice of any special meeting shall be deemed to be delivered on the second day after it is deposited in the United States mail, so addressed, with postage prepaid. Neither the business to be transacted at, nor the purpose or purposes of, any special meeting need be specified in the notice or in any written waiver of notice of the meeting.

Section 4.5. WAIVER OF NOTICE OF MEETING. Notice of a meeting of the Board need not be given to any director who signs a written waiver of notice before, during, or after the meeting. Attendance of a director at a meeting shall constitute a waiver of notice of the meeting and a waiver of any and all objections to the place of the meeting, the time of the meeting, and the manner in which it has been called or convened, except when a director states, at the beginning of the meeting or promptly on arrival at the meeting, any objection to the transaction of business because the meeting is not lawfully called or convened.

Section 4.6. QUORUM. A majority of the number of directors then in office shall constitute a quorum for the transaction of business; provided, however, that whenever, for any reason, a vacancy occurs on the Board, a quorum shall consist of a majority of the remaining directors until the vacancy has been filled.

Section 4.7. MANNER OF ACTION. The act of a majority of the directors present at a meeting at which a quorum is present when the vote is taken shall be the act of the Board.

Section 4.8. PRESUMPTION OF ASSENT. A director of the Corporation who is present at a meeting of the Board or a committee of the Board when corporate action is taken shall be presumed to have assented to the action taken, unless he or she objects at the beginning of the meeting, or promptly on arrival, to holding the meeting or transacting specific business at the meeting, or he or she votes against or abstains from the action taken.

Section 4.9. ACTION WITHOUT A MEETING. Any action required or permitted to be taken at a meeting of the Board or a committee of it may be taken without a meeting if a consent in writing, stating the action so taken, is signed by all of the directors. Action taken under this Section 4.9 is effective when the last director signs the consent, unless the consent specifies a different effective date. A consent signed under this section shall have the effect of a meeting vote and may be described as such in any document.

Section 4.10. MEETINGS BY MEANS OF CONFERENCE TELEPHONE CALL OR SIMILAR ELECTRONIC EQUIPMENT. Members of the Board may participate in a meeting of the Board by means of a conference telephone call or similar communications equipment if all persons participating in the meeting can hear each other at the same time. Participation by such means constitutes presence in person at a meeting.

Section 4.11. RESIGNATION. Any director may resign at any time by giving written notice to the Corporation, the Board, or the chairman of the Board. The resignation of any director shall take effect when the notice is delivered unless the notice specifies a later effective date. The Board may fill the pending vacancy before the effective date if it provides that the successor does not take office until the effective date.

Section 4.12. REMOVAL. Any director, or the entire Board, may be removed at any time, with or without cause, by action of the shareholders, unless the Articles of Incorporation provide that directors may be removed only for cause. If a director was elected by a voting group of shareholders, only the shareholders of that voting group may participate in the vote to remove that director. The notice of the meeting at which a vote is taken to remove a director must state that the purpose or one of the purposes of the meeting is the removal of the director or directors.

Section 4.13. VACANCIES. Any vacancy on the Board, including any vacancy created by an increase in the number of directors, may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board, or by the shareholders.

Section 4.14. COMPENSATION. Directors shall not receive any compensation from the Corporation for service as a director, but each director may be paid the expenses, if any, of attendance at each meeting of the Board. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation for those services.

Section 4.15. COMMITTEES OF THE BOARD OF DIRECTORS. The Board, by resolution adopted by a majority of the full Board, may designate from among its members an executive committee and one or more other committees, each of which, to the extent provided in the resolution, shall have and may exercise all the authority of the Board, except as prohibited by Florida law. Each committee must have two (2) or more members who serve at the pleasure of the Board. The Board, by resolution adopted in accordance with this Article IV, may designate one or more directors as alternate members of any committee, who may act in the place and stead of any absent member or members at any meeting of the committee.

ARTICLE V

OFFICERS

Section 5.1. OFFICERS. The officers of the Corporation shall be those that may, from time to time, be deemed necessary, and as shall be approved, by the Board. Any person may serve in one or multiple offices, as determined by the Board.

Section 5.2. APPOINTMENT AND TERM OF OFFICE. The officers of the Corporation shall be appointed annually by the Board at the first meeting of the Board held after the shareholders’ annual meeting. If the appointment of officers does not occur at this meeting, the appointment shall occur as soon thereafter as practicable. Each officer shall hold office until a successor has been duly appointed and qualified, or until an earlier resignation, removal from office, or death.

Section 5.3. RESIGNATION. Any officer of the Corporation may resign from their office or position by delivering notice to the Corporation. The resignation is effective when delivered unless the notice specifies a later effective date. If a resignation is made effective at a later date and the Corporation accepts the future effective date, the Board may fill the pending vacancy before the effective date if the Board provides that the successor does not take office until the effective date.

Section 5.4. REMOVAL. Any officer of the Corporation may be removed from their office or position at any time, with or without cause, by the Board.

Section 5.5. DUTIES OF OFFICERS, EMPLOYEES, AND AGENTS. Each and every officer, employee, and agent of the Corporation shall possess, and may exercise, all power and authority, and shall perform all duties, as may from time to time be assigned to them by the Board, the officer appointing them, and any officer or officers who may from time to time be designated by the Board to exercise supervisory authority.

Section 5.6. COMPENSATION. The compensation of the officers of the Corporation shall be fixed, from time to time, by the Board.

ARTICLE VI

CERTIFICATES OF STOCK

Section 6.1. CERTIFICATES FOR SHARES. The Board shall determine whether shares of the Corporation shall be certificated or uncertificated. If certificated shares are issued, certificates representing shares in the Corporation shall be signed (either manually or by facsimile) by the chairman, president or vice president and the secretary or an assistant secretary and may be sealed with the seal of the Corporation or a facsimile thereof.

Section 6.2. TRANSFER OF SHARES; OWNERSHIP OF SHARES. Transfers of shares of stock of the Corporation shall be made only on the stock transfer books of the Corporation, and only after the surrender to the Corporation of the certificates representing shares to be transferred, if shares are certificated. Except as provided by Florida law, the person in whose name shares stand on the books of the Corporation shall be deemed by the Corporation to be the owner thereof for all purposes, and the Corporation shall not be bound to recognize any equitable or other claim to, or interest in, those shares on the part of any other person, whether or not it shall have express or other notice thereof.

ARTICLE VII

AMENDMENTS

These Bylaws may be altered, amended, or repealed, and new bylaws may be adopted, by action of the Board or the shareholders, subject to the limitations of Florida law.

ARTICLE VIII

CORPORATE SEAL

The Board may provide for a corporate seal which may be altered by the Board, from time to time, and it (or a facsimile thereof) may be used by impressing or affixing it or in any other manner reproducing it.

ARTICLE IX

INDEMNIFICATION

The Corporation shall indemnify any officer or director, and any former officer or director of the Corporation, to the fullest extent permitted, from time to time, by Florida law.

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I, Gary L. Tice, certify that: (1) I am the duly constituted Chairman of the Board and Chief Executive Officer of TGR Financial, Inc. and as such officer am the official custodian of its records; and (2) the foregoing Bylaws are the bylaws of the Corporation, and all of them are now lawfully in force and effect.

I have hereunto affixed my official signature, effective as of the 18th day of November, 2011.

By:	/s/ Gary L. Tice
Gary L. Tice
Chairman of the Board and Chief Executive Officer